Exhibit 10.31

ServiceMaster Global Holdings, Inc.

Schedule of Signatories* to a Director Indemnification Agreement

John Krenicki, Jr.

Robert J. Gillette

Laurie Ann Goldman

Richard P. Fox

Stephen J. Sedita

Thomas C. Tiller, Jr.

Mark E. Tomkins

David H. Wasserman

*  Darren M. Friedman, Sarah Kim and Curtis D. Hecht each previously signed a Director Indemnification Agreement, but they are no longer serving on our Board of Directors.